Exhibit 99.2

500 Glenpointe Centre West
Teaneck, NJ 07666

CONTACT: Gordon Coburn
Chief Financial Officer
201-678-2712

Investors: Gordon McCoun
Press: Brian Maddox/Scot Hoffman
Financial Dynamics
212-850-5600
scot.hoffman@fd.com

COGNIZANT TO INVEST OVER $200 MILLION IN INDIA INFRASTRUCTURE EXPANSION

Plans to Add Over Three Million Square Feet of Company-Owned Facilities Across India

Creates Capacity for over 30,000 New Employees

Teaneck, NJ – November 2, 2006 – Cognizant Technology Solutions Corporation (NASDAQ: CTSH), a leading provider of IT services, today announced plans to further expand its infrastructure in India through an expansion of its existing real estate development program. Through the expanded program, which includes the expenditure of over $200 million through the end of 2008 on land acquisition, facilities construction and furnishing, the company expects to build new fully owned techno-complexes that will significantly increase Cognizant’s existing campus footprint in India with the addition of over three million square feet and capacity for over 30,000 new employees.

As part of this program, Cognizant plans to develop state-of-the-art techno-complexes and expand its infrastructure in five cities – Chennai, Coimbatore, Hyderabad, Kolkata and Pune. The campuses are planned to be built in regions designated as Special Economic Zones. Construction is expected to begin in the first quarter of 2007 and continue through the end of 2008. In addition to the construction of owned facilities, Cognizant will continue to lease additional new facilities throughout India as required to meet its headcount growth requirements.

“Cognizant has grown faster than our competition over the last several years, and our strong pipeline reinforces our confidence in our future growth plans,” said Gordon Coburn, Chief Financial Officer of Cognizant. “Our strategy of making ahead-of-the-curve investments in our people and infrastructure has established Cognizant among the top tier companies in the offshore outsourcing industry. As we plan for the next phase of Cognizant’s growth, we are focused on building the scale to address the needs of our businesses around the world. Building larger Cognizant-owned facilities in India is a key part of our strategy. We expect our new construction program will enable us to meet growing customer demand in North America, Europe, South America and Asia and continue to attract the industry’s most talented and best people.”

About Cognizant

Cognizant (NASDAQ: CTSH) is a leading provider of IT services. Focused on delivering strategic information technology solutions that address the complex business needs of its clients, Cognizant uses its own on-site/offshore outsourcing model to provide applications management, development, integration, and reengineering; infrastructure management; business process outsourcing; and numerous related services, such as enterprise consulting, technology architecture, program management, and change management.

Cognizant’s more than 35,000 employees are committed to partnerships that sustain long-term, proven value for customers by delivering high-quality, cost-effective solutions through its development centers in India and on-site client teams. Cognizant maintains P-CMM and SEI-CMM Level 5 assessments from an independent third-party assessor, was recently named one of Forbes’ Best Small Companies in America for the fourth consecutive year, and ranked among the top information technology companies in BusinessWeek’s Hot Growth Companies. Cognizant is a member of the NASDAQ-100 Index. Find additional information about Cognizant at www.cognizant.com.

This press release includes statements which may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the accuracy of which are necessarily subject to risks, uncertainties, and assumptions as to future events that may not prove to be accurate. Factors that could cause actual results to differ materially from those expressed or implied include general economic conditions and the factors discussed in our most recent Form 10-K and other filings with the Securities and Exchange Commission. Cognizant undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.